Secured Convertible Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS (THE "ACTS") AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE TERMS OF THIS NOTE AND (2) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT THE TRANSFER OF THIS NOTE IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACTS.

SECURED CONVERTIBLE NOTE
AND INVESTMENT AGREEMENT (this "NOTE")

$200,000.00 **May 24, 2012**

1. PROMISE TO PAY. FOR VALUE RECEIVED, intending to be legally bound hereby, the undersigned, **Protea Biosciences Group, Inc.,** a Delaware corporation and parent company of Protea Biosciences, Inc., ("Maker" or "Company"), hereby promises to pay to **West Virginia High Technology Consortium Foundation**, a West Virginia non-profit corporation ("Holder" or "WVHTC Foundation"), Two Hundred Thousand Dollars ($200,000.00), (the "Amount of Investment"), together with interest from the date hereof on the advanced and unpaid principal balance at a rate per annum (computed on the basis of a year of 365 days and actual days elapsed) of eight percent (8%). The outstanding principal amount and all accrued and unpaid interest (the "Indebtedness") shall be payable in immediately available funds pursuant to Section 3 hereof, and paid in full on December 1, 2014 (the "Maturity Date"). Interest shall continue to accrue and be owing on the unpaid principal until the full amount of principal has been paid in full. The Company may, at any time prior to the Maturity Date, without penalty, prepay in whole but not in part the principal and interest due hereunder; *provided, however*, that Company must provide at least thirty (30) days written notice to Holder of its intent to prepay to provide Holder the opportunity to make elections available to Holder pursuant to the terms hereof, whereby Maker could be precluded by Holder from its intended prepayment.

2. FINANCING. Holder shall provide funding in the amount of Two Hundred Thousand Dollars ($200,000.00) to Company on June 1, 2012 (the "Financing").

3. PAYMENT. If, six (6) months after the Financing, the principal and interest have not converted to Common Stock pursuant to Section 4 hereof, the Company shall make twenty-five (25) consecutive equal monthly payments to WVHTC Foundation, sufficient in amounts to fully amortize the Indebtedness at the end of thirty (30) months from the Financing, said payments being due and owing on the same day of each month (the "Payment Schedule") as presented in Exhibit A hereto attached. If, at any time during the Payment Schedule, Holder elects a Partial Conversion pursuant to Section 4 hereof, the Company shall thereafter make consecutive equal monthly payments to WVHTC Foundation, sufficient in amounts to fully amortize the remaining Indebtedness by the Maturity Date. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued interest and second to principal.

4. CONVERSION.

(a) Holder Election. Holder, in its sole discretion, at any time during the term of this Note, may elect to convert all or any portion of the principal and interest owing hereunder into fully paid and nonassessable shares of common stock, par value $0.0001 per share of the Company (the "Common Stock"). The number of shares of Common Stock into which this Note may be converted shall be equal to one (1) share of Common Stock for each Two Dollars ($2.00), (the "Conversion Price"), of outstanding principal and accrued but unpaid interest due under the Note on the date of conversion (the "Conversion Rate"). In the event Holder elects such conversion but in an amount less than the full amount of the principal and interest owing hereunder (a "Partial Conversion"), interest shall continue to accrue and be owing on the unpaid and unconverted principal, and the Company will make payments pursuant to Section 3 hereof. In the event of a Partial Conversion, Holder shall determine, in its sole discretion, the portion(s) of outstanding principal or accrued interest to be converted into Common Stock, but in an amount that is a minimum of $15,000. Holder will notify Company in writing of its said election prior to or on the Maturity Date, and satisfaction of this Note by Company shall be in accordance with Holder's said election; further, Company shall have no right to prepay this Note prior to the Maturity Date, without first having given the notice required above in Section 1.

(b) Adjustments. The number of shares of Common Stock (into which this Note may be converted shall be subject to adjustments as follows:

(i) If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock, as the case may be, into a larger or smaller number of shares, the number of shares of Common Stock into which this Note may be converted shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock.

(ii) If the Company declares a dividend on Common Stock payable in Common Stock (collectively, a "Stock Dividend"), the number of shares of Common Stock for which this Note may be converted shall be increased as of the record date for determining which holders shall be entitled to receive such Stock Dividend, in proportion to the increase in the number of outstanding shares of Common Stock as a result of such Stock Dividend.

(iii) If the Company shall issue any shares of Common Stock for consideration per share less than the Conversion Price set forth in Section 4(a) above (the "Original Conversion Price"), then, and in such event, the Conversion Price (for purposes of determining the Conversion Rate set forth in Section 4(a) above) shall be reduced concurrently with such issue to a price determined by multiplying such Original Conversion Price by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued would purchase at such Original Conversion Price, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such additional shares of Common Stock so issued; provided, that for the purpose of this section, all shares of Common Stock issuable upon conversion of convertible securities (issued prior to the date hereof) shall be deemed to be outstanding.

(iv) Notwithstanding the foregoing, this anti-dilution provision shall not apply to:

(A) up to 4,150,000 shares of Common Stock issuable to employees, agents, consultants or directors of the Company pursuant to a stock option or like plan; or

(B) the issuance of additional shares of Common Stock at a price in excess of the current Conversion Price.

(c) Note Cancellation. Upon conversion, except a Partial Conversion, this Note shall be canceled and the Holder shall cease to have any rights except as otherwise provided herein or by applicable law.

(d) Facilitate Conversion; Delivery of Certificates. The Maker agrees to facilitate the conversion of this Note as set forth herein. Additionally, and as promptly as practicable, and in any event within ten (10) business days after a surrender of this Note for conversion, the Maker shall deliver or cause to be delivered to the Holder, certificates representing the shares of Common Stock into which the Note shall have been converted. Notwithstanding the foregoing, Maker shall not be required to issue shares of Common Stock upon surrender of this Note for conversion, and no surrender of this Note shall be effective for that purpose, if additional time is necessary to comply with applicable laws in Maker's reasonable discretion; provided, however, that the conversion shall become effective immediately upon compliance with such laws as if the conversion had been made when this Note was initially surrendered. For purposes of this paragraph, surrender of this Note shall be made by sending it to the Maker by overnight mail with written notice of Holder's intent to convert the Note into such shares of Common Stock, and the date of surrender shall be deemed to be the day following the day on which this Note is placed in overnight mail by the Holder.

5. NOTICE OF FUNDAMENTAL CHANGES. So long as this Note shall be outstanding if there shall be any reorganization, consolidation or merger of the Company into another company in which the Company is not the surviving entity, any sale or other transfer of

all or substantially all of the property and assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least thirty (30) days prior to the relevant date described herein, a notice containing a description of the proposed action and stating the date or expected date on which such reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

6. APPROVAL/PRIOR CONSENT. So long as this Note shall be outstanding, Company shall not pay any dividends or make any distributions to shareholders without having first received the written consent of Holder, which consent can be given or withheld in Holder's sole discretion.

7. LIQUIDATION. In the event of any liquidation, dissolution, sale, or winding up of the Company and provided Holder has not converted the loan, the Holder shall be entitled, at its sole discretion, (i) to elect to convert all of the principal and interest owing hereunder into Common Stock as provided in Subsection 4(a) and above, or (ii) to elect to receive in preference to all holders of equity interests and pari passu with all holders of debt and other convertible debentures, except the West Virginia Economic Development Authority which holds the shared interest referred to herein, an amount equal to 1.0 times the Amount of Investment plus accrued but unpaid interest due under the Note on the date of conversion (the "Liquidation Amount"). A "sale" of the company shall be deemed to be a liquidation, dissolution or winding up of the Company and shall include but is not limited to:

(a) a sale, conveyance or disposition of all or substantially all of the assets of the Company;

(b) a consolidation or merger of the Company with or into any other entity which results in the shareholders of the Company immediately prior to such transaction holding less than a majority of the voting power of the outstanding securities of the surviving entity; or

(c) a sale, conveyance, or disposition, prior to an initial public offering, (by Certain Beneficial Owners and Management) of thirty-five percent (35%) or more of the Company's shares of Common Stock owned by Certain Beneficial Owners and Management as of March 28, 2012. Certain Beneficial Owners and Management shall be defined as: (1) each person who is the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock; (2) each of the Company's directors; (3) each executive officer of the Company; and (4) all of the Company's current directors and executive officers as a group.

(d) a sale by the shareholders of the Company in a single transaction or series of related transactions in which units constituting more than a majority of the voting power of the shares of Common Stock of the Company are transferred by the persons holding such shares of Common Stock immediately prior to the consummation of such transaction or series of transactions.

8. SECURITY INTEREST. As security for payment and performance by Company of the aforesaid $200,000.00 plus interest plus other obligations and amounts owing by Company as described herein and in the security agreement of even date herewith by and between Holder and Protea Biosciences, Inc., a Delaware corporation ("Guarantor") and the wholly-owned subsidiary of Company (the "Security Agreement"), Guarantor shall grant Holder a shared first lien priority interest, with West Virginia Economic Development Authority, in the Waters Synapt G2 Mass Spectrometer equipment, Serial Number UEB072 01/023 (the "Collateral"), to secure Holder's obligations under this Note for the benefit of itself and its parent, Holder, said interest to be reflected in a perfected UCC-1 form and filing.

9. USE OF PROCEEDS. All proceeds shall be used as outlined in the Use of Proceeds Disclosure provided by the Company to the Holder, which disclosure is attached hereto marked Exhibit B.

10. COMPANY REPRESENTATIONS. The Company hereby represents and warrants to the Holder as follows:

(a) The Company is a duly organized and validly existing corporation under the laws of the State of Delaware and is duly authorized to conduct business in and is in good standing with all taxing authorities in the State of West Virginia.

(b) The execution, delivery and performance of this Note and all related agreements and documents are all within the Company's powers, have been duly authorized by the Company and are not in contravention of the law, the terms of its Articles of Incorporation, Bylaws or other company papers, or of any indenture, agreement or undertaking to which it is a party or by which it is bound.

(c) The Note constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d) The Company has taken or is obligated to take all actions necessary and appropriate, including the obtaining any resolutions necessary, to properly authorize Company to borrow the funds and pledge the security, as recited herein.

(e) The table attached hereto as Exhibit C provides the ownership of the Company's issued and outstanding shares, and rights to purchase shares, and the related capitalization at the times just before and just after the execution of this Note.

(f) All information furnished at any time prior hereto to Holder by Company concerning Company's business plan, contracts, commitments, financial condition or otherwise, for the purpose of obtaining the investments in Company as described herein, was and is true, correct and accurate and fairly discloses the business plan, contracts, commitments, and financial condition of Company as of the date of providing same, and there has been no material adverse change in Company's business plan, contracts, commitments or financial condition subsequent to the date of same being supplied to Holder. Company has no liabilities, contingent or otherwise, involving material amounts except as disclosed in such information.

11. AFFIRMATIVE COVENANTS.

(a) Upon request, the Company shall provide the Holder with budgets in reasonable detail.

(b) The Company shall notify Holder immediately of any material change in its business plan.

(c) The Company shall permit the Holder, or its authorized representatives, to visit and inspect the properties of the Company, including its corporate and financial records and to discuss its business and finances with officers of the Company during normal business hours following reasonable notice and as often as may be reasonably requested.

(d) The information rights described above in subsections 11(a), 11(b), and 11(c) terminate upon an initial public offering.

(e) The Holder (or its representative) may be entitled to notice of and to attend meetings of Company's board of directors, which meetings shall be held at the Company's discretion.

(f) The Company shall provide to the Holder, within fifteen (15) days of receipt thereof, a copy of notice of any Event of Default as provided in section 13 of this Note and section 8 of the Security Agreement.

(g) The Company shall provide to Holder annually, as soon as available, but in any even within thirty (30) days after the close of its fiscal year, a report showing the total number of permanent and part-time employees of Company working at its offices and/or facilities and identify where such employees are employed.

(h) Company shall continue its headquarters and principal place of business in the State of West Virginia.

12. HOLDER REPRESENTATIONS. The Holder represents, warrants and covenants to the Company that it:

(a) is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act and was not organized for the specific purpose of acquiring this Note;

(b) has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company, and it is able financially to bear the risks hereof;

(c) has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

(d) is acquiring this Note for its own account, for the purpose of investment, and not with a view to or for resale in connection with any distribution thereof;

(e) understands that (i) neither this Note nor shares of Common Stock of the Company issuable upon conversion of this Note (the "Securities") have been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) the Securities will be subject to certain transfer restrictions.

13. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default hereunder:

(a) If the Company shall fail to pay the principal, interest or other sums due and owing under this Note or any modifications, extensions or renewals of this Note in accordance with the terms or time periods described in this Note or any modifications, extensions or renewals hereof.

(b) If the Company shall fail to observe or perform any other agreement, term, obligation, covenant or condition contained in this Note or the Security Agreement.

(c) If any warranty, representation or statement made or furnished to Holder by or on behalf of the Company under this Note is false or misleading in any material respect, either now or at the time made or furnished.

(d) The occurrence of an "Event of Default" pursuant to the terms of the Security Agreement.

(e) The commission of an act of bankruptcy (including, but not limited to the making of a fraudulent conveyance) by, or the application for appointment of a receiver or any other legal custodian for any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy, arrangement, reorganization, insolvency or similar laws for the relief of debtors by or against the Company.

14. REMEDIES. (a) Upon the occurrence of any Event of Default by the Debtor under this Agreement, Secured Party shall first be required to give written notice of such default to Debtor. Debtor, in such event, shall have ten (10) days following the giving of such notice to cure the default, with payment, or immediately initiate steps which Secured Party deems, in Secured Party's sole discretion, to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps to assure compliance with this Agreement and the Note. If such default shall not be cured within the applicable cure period, then Holder, at its option, (i) may declare the entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, immediately due and payable; (ii) may pursue any available remedy

at law or in equity; and (iii) may pursue any remedies provided for in this Note or in the Security Agreement.

(b) No remedy conferred upon or reserved to Holder herein or in the Security Agreement is exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given now or hereinafter existing at law or in equity or by statute.

15. PAYMENT OF EXPENSES. The Company shall pay: (a) its own costs and expenses, including reasonable attorney fees, in connection with the consummation of this Note; and (b) to Holder, five-tenths of one percent (0.5%) of the Amount of Investment to cover Holder's costs and expenses in connection with the consummation of this Note.

16. MISCELLANEOUS.

(a) Nothing herein shall be construed as constituting a guaranty that the Company's assets or the Collateral will be sufficient to pay any amounts due under this Note. This Note may not be voluntarily or involuntarily transferred, assigned, alienated, negotiated or encumbered by the Holder, and shall not be subject to garnishment, attachment, execution, levy or other claim or process by any creditor of the Holder.

(b) In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) This Note may not be waived, changed, modified or discharged orally. It may be waived, changed, modified or discharged by an agreement in writing signed by the party against whom the enforcement of waiver, change, modification or discharge is sought.

(d) All notices given to or made upon any party hereto shall be in writing and shall be delivered or sent to the respective parties at the addresses and numbers set forth under their respective names on the signature page or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall be effective (i) in the case of hand-delivered notice, when hand-delivered; (ii) if given by mail, five (5) days after such communication is deposited in the mails with first-class postage prepaid, return receipt requested; and (iii) if given by overnight mail to a reputable carrier, one (1) day after such communication is sent.

(e) This Note shall be binding upon, inure to the benefit of, and be enforceable by the Maker and the Holder and their respective successors and assigns.

(f) Maker and each surety, endorser, guarantor, and other party, if any, now or hereafter liable for the payment hereof, jointly and severally, expressly waive presentment for and demand of payment, notice of intent to accelerate and notice of acceleration, protest and

notice of protest of nonpayment and diligence in collecting or bringing suit against any party liable hereon, and agree that their liability on this Note shall not be affected by any renewal or extensions of the time of payment of this Note, by any indulgence, or by any release, modification, or substitution of any security for the payment of this Note, and hereby consent to any and all extensions, renewals, replacements, waivers, releases or exchanges affecting this Note and the taking, release, modification of substitution of any security, with or without notice, and before or after maturity.

(g) In the event of default by Maker, Maker agrees to reimburse Holder or its successors in interest for all reasonable attorney fees and for costs and expenses incurred in the enforcement of Maker's obligations hereunder.

(h) This Note shall be governed by the internal law of the State of West Virginia.

(i) Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, upon delivery of an unsecured indemnity agreement in such reasonable amount as Maker may determine or, in the case of any such mutilation, upon the surrender of this Note to Maker at its principal office for cancellation, Maker will execute and deliver, in lieu thereof, a new Note of the same class and of like tenor, at Holder's sole expense.

(j) This Note may be executed in two or more counterparts, all of which when taken together shall be considered one and the same Note. This Note shall become effective when all such counterparts have been signed and delivered. Any counterpart of this Note which has attached to it one or more separate signature pages, which together contain the signatures of all of the parties, shall for all purposes be deemed a fully executed original of this Note. Signatures of the parties transmitted by facsimile, e-mail or other electronic means shall be deemed to be their original signatures for all purposes.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK
SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed this Note as of the 24th day of May, 2012.

PROTEA BIOSCIENCES GROUP, INC.
a Delaware corporation

____

By: Stephen Turner
Its: President and Chief Executive Officer

WEST VIRGINIA HIGH TECHNOLOGY CONSORTIUM FOUNDATION
a West Virginia non-profit corporation

____

By: James Estep
Its: President and Chief Executive Officer

EXHIBIT A

PAYMENT SCHEDULE

Payment	Date	Amounts Due		Total Payment
		Principal	Interest	
1	12/1/2012	$978.85	$8,021.92	$9,000.77
2	1/1/2013	$7,648.52	$1,352.25	$9,000.77
3	2/1/2013	$7,700.48	$1,300.29	$9,000.77
4	3/1/2013	$7,873.58	$1,127.19	$9,000.77
5	4/1/2013	$7,806.30	$1,194.47	$9,000.77
6	5/1/2013	$7,896.17	$1,104.60	$9,000.77
7	6/1/2013	$7,912.99	$1,087.78	$9,000.77
8	7/1/2013	$8,000.11	$1,000.66	$9,000.77
9	8/1/2013	$8,021.12	$979.65	$9,000.77
10	9/1/2013	$8,075.62	$925.15	$9,000.77
11	10/1/2013	$8,158.55	$842.22	$9,000.77
12	11/1/2013	$8,185.92	$814.85	$9,000.77
13	12/1/2013	$8,266.03	$734.74	$9,000.77
14	1/1/2014	$8,297.70	$703.07	$9,000.77
15	2/1/2014	$8,354.08	$646.69	$9,000.77
16	3/1/2014	$8,467.94	$532.83	$9,000.77
17	4/1/2014	$8,468.38	$532.39	$9,000.77
18	5/1/2014	$8,541.23	$459.54	$9,000.77
19	6/1/2014	$8,583.95	$416.82	$9,000.77
20	7/1/2014	$8,653.84	$346.93	$9,000.77
21	8/1/2014	$8,701.07	$299.70	$9,000.77
22	9/1/2014	$8,760.19	$240.58	$9,000.77
23	10/1/2014	$8,825.56	$175.21	$9,000.77
24	11/1/2014	$8,879.68	$121.09	$9,000.77
25	12/1/2014	$8,942.14	$58.80	$9,000.94
	Total	$200,000.00	$25,019.42	$225,019.42

EXHIBIT B

USE OF PROCEEDS

All proceeds from the investment will be applied to financing the purchase of a Waters Synapt G2 mass spectrometer system and costs associated with its installation and maintenance. Purchase of this mass spectrometer will provide full-time exclusive access of a mass spectrometer to the Company's Bioanalytical Service unit.

Waters Synapt G2 System	$ 422,000
Serivice Plans	35,646
Total	$ 457,646

EXHIBIT C

CAPITALIZATION

CAPITALIZATION

The following table sets forth the capitalization of the Company (i) as of September 30, 2011 and (ii) following the completion of the Offering, assuming the sale of all 60 Units being offered.

	Capitalization as of September 30, 2011	Capitalization upon completion of Offering
Stockholders' equity:		
Common Stock – $0.0001 par value, 100,000,000 shares authorized 26,681,498 shares issued and outstanding (as of September 30, 2011) 31,248,480 shares issued and outstanding (following Offering)	2,668	3,165
Preferred Stock – $0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Additional paid-in capital	32,251,463	40,507,074
Accumulated deficit (at September 30, 2011)	(34,429,932)	(34,429,932)
Accumulated other comprehensive loss (at September 30, 2011)	(27,989)	(27,989)
Total capitalization........	(2,203,790)	6,052,318